As filed with the Securities and Exchange Commission on February 27, 2001
                                                         Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------
                            ArthroCare Corporation
            (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                            94-31808312
(State or Other Jurisdiction of                             (IRS Employer
 Incorporation or Organization)                         Identification Number)

                            ----------------------
                            595 North Pastoria Ave
                          Sunnyvale, California 94086
          (Address of Principal Executive Offices including Zip Code)

                            ----------------------
                Arthrocare Corp. 1999 Nonstatutory Option Plan
                           (Full Title of the Plan)

                            ----------------------

                                 Michael Baker
                     President and Chief Executive Officer
                               Arthrocare Corp.
                            595 North Pastoria Ave
                          Sunnyvale, California 94086
                                (408) 736-0224

                            ----------------------

          (Name And Address, Including Zip Code, And Telephone Number,
                   Including Area Code, of Agent for Service)

                            ----------------------

------------------------------------------------------------------------------------------------------------------
                                      CALCULATION OF REGISTRATION  FEE
------------------------------------------------------------------------------------------------------------------
                                                                      Proposed         Proposed
             Title Of                                 Amount           Maximum          Maximum        Amount Of
         Securities To Be                              To Be          Offering         Aggregate     Registration
            Registered                            Registered (1)      Price Per        Offering           Fee
                                                                      Share (2)        Price (2)
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share (3)          1,650,000         $17.50          $28,875,000      $7,218.75
------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this registration statement shall also cover a presently indeterminate number of additional shares of the registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the registrant upon stock splits, stock dividends or other similar changes in capitalization.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for 1,650,000 shares based on the average ($17.50) of the high ($18.75) and low ($16.25) prices for the registrant's Common Stock as reported on the Nasdaq National Market on February 23, 2001.
(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Stockholder's Rights Agreement, will include a Preferred Share Purchase Right. Prior to the occurrence of certain events, the Preferred Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

Proposed sale to take place as soon after the effective date of the registration statement as options granted under the Nonstatutory Option Plan are exercised.
================================================================================

                                Total Pages 21
                            Exhibit Index on Page 8

                                    PART I

     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                    PART II

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents which the registrant filed with the Securities and Exchange Commission are incorporated by reference into this registration statement:

     (a) Annual Report on Form 10-K for the fiscal year ended January 1, 2000, including information specifically incorporated by reference into the registrant's Form 10-K from its definitive proxy statement for its 2000 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 5, 2000;

     (b) Quarterly Reports on Form 10-Q for the quarterly periods ending April 1, 2000, July 1, 2000 and September 30, 2000;

     (c) Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 10, 2000; and

     (d) the description of the registrant's common stock contained in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on December 15, 1995.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5.   NAMED EXPERTS.
          -------------

          The validity of the issuance of the shares of common stock described herein has been passed upon for the registrant by Latham & Watkins, Menlo Park, California .

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

          Section 145 of the General Corporation Law of the State of Delaware permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, Section 145 requires that such person be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; and that indemnification provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

     Section 145 provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

     Section 145 further empowers the corporation to purchase and maintain insurance on behalf of any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising our if his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Our certificate of incorporation limits the liability of directors for monetary damages arising from breach of their fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides for the indemnification of directors, officers and employees of the registrant to the fullest extent permitted by the Delaware General Corporation Law.

          Our bylaws also provide we shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General Corporation Law.

          We have entered into indemnification agreements with our directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director's insurance if available on reasonable terms.

          We believe that the limitation provision in our certificate of incorporation and the indemnification provisions in our certificate of incorporation, bylaws and indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors. It is the opinion of the Securities and Exchange Commission that indemnification provisions such as those contained in the certificate of incorporation, the bylaws and these agreements have no effect on a directors' or officers' responsibilities under the federal securities laws. We have also obtained directors' and officers' liability insurance covering, subject to exceptions, actions taken by our directors and officers in their capacities as such.

ITEM 8.  EXHIBITS.
         --------

         See Index to Exhibits on Page 8.

ITEM 9.  UNDERTAKINGS.
         ------------

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 27, 2001.

                                     ARTHROCARE CORP.


                                     By:/s/ Michael A. Baker
                                        ---------------------------------------
                                        Michael A. Baker, President and Chief
                                        Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Michael Baker and Christine Hanni, and each of them, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature                              Title                                      Date
---------                              -----                                      ----
/s/ Michael A. Baker                   President, Chief Executive Officer and     February 27, 2001
---------------------------------      Director (Principal Executive Officer)
Michael A. Baker

/s/ Christine Hanni                    Vice-President and Chief Financial         February 27, 2001
---------------------------------      Officer (Principal Financial and
Christine Hanni                        Accounting Officer)

/s/ Annette J. Campbell-White          Director                                   February 27, 2001
---------------------------------
Annette J. Campbell-White

/s/ C. Raymond Larkin, Jr.             Director                                   February 27, 2001
---------------------------------
C. Raymond Larkin, Jr.

---------------------------------      Director
John S. Lewis

---------------------------------      Director
Robert R. Momsen

/s/ Hira Thapliyal                     Director                                   February 27, 2001
---------------------------------
Hira Thapliyal

                               INDEX TO EXHIBITS
                               -----------------

EXHIBIT
=======

4.1       ArthroCare Corporation 1999 Nonstatutory Option Plan

5.1       Opinion of Latham & Watkins

23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2      Consent of Latham & Watkins (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to this registration statement)